77M: Merger

Pursuant to Agreements and Plans of Reorganization (the "Plans") between Met Investors Series Trust (the "Trust") and Cova Series Trust ("Cova") or Security First Trust ("SFT"), each series of the Trust (each an "Acquiring Fund") as set forth below acquired the assets of a Portfolio of Cova or SFT (each a "Selling Fund") in exchange for shares of the corresponding Acquiring Fund and the assumption by the Acquiring Fund of the identified liabilities of the Selling Fund. The Plans also provided for distribution of the shares of the Acquiring Funds to shareholders of the corresponding Selling Funds in liquidation and subsequent termination of the Selling Funds.

Selling Fund                                    Acquiring Fund

Quality Bond Portfolio (Cova)                   J.P. Morgan Quality Bond Portfolio
Small Cap Stock Portfolio (Cova)                J.P. Morgan Small Cap Stock Portfolio
Large Cap Stock Portfolio (Cova)                J.P. Morgan Enhanced Index Portfolio
Select Equity Portfolio (Cova)                  J.P. Morgan Select Equity Portfolio
International Equity Portfolio (Cova)           J.P. Morgan International Equity Portfolio
Bond Debenture Portfolio (Cova)                 Lord Abbett Bond Debenture Portfolio
Mid-Cap Value Portfolio (Cova)                  Lord Abbett Mid-Cap Value Portfolio
Large Cap Research Portfolio (Cova)             Lord Abbett Growth and Income Portfolio
Lord Abbett Growth and Income Portfolio (COVA)  Lord Abbett Growth and Income Portfolio
Lord Abbett Developing Growth Portfolio (COVA)  Lord Abbett Developing Growth Portfolio
Balanced Portfolio (Cova)                       Firstar Balanced Portfolio
Equity Income Portfolio (Cova)                  Firstar Equity Income Portfolio
Growth & Income Equity Portfolio (Cova)         Firstar Growth & Income Equity Portfolio
BlackRock Equity Series (SFT)                   BlackRock Equity Portfolio
BlackRock U.S. Government Income Series (SFT)   BlackRock U.S. Government Income Portfolio
Neuberger Berman Bond Series (SFT)              J.P. Morgan Quality Bond Portfolio
T.Rowe Price Growth and Income Series (SFT)     Lord Abbett Growth and Income Portfolio


The Board of Directors of Cova approved such Plans on November 1, 2000. The Board of Directors of SFT approved such Plans on November 2, 2000. The Board of Directors of the Trust approved such Plans on December 7, 2000. Such Plans were approved by shareholders of Cova and SFT at Special Meetings held on January 26, 2001. The Reorganization took place on February 12, 2001.